TRI-PARTY SALE AGREEMENT

THIS TRI-PARTY SALE AGREEMENT (“Agreement”) is made and entered into as of September 23, 2011, by and among HDI Plastics, Inc., a Texas corporation (the “Buyer”), and Compass Bank, an Alabama state banking corporation (the “Bank”), and Cycled Plastics, Ltd., a Texas limited partnership (“Borrower”).

RECITALS:

A.           Bank extended to Borrower a term loan on May 22, 2006 in the principal amount of $350,000 (the “$350k Loan”), a term loan on May 22, 2006 in the principal amount of $189,000 (the “$189k Loan”) and a term loan on November 28, 2006 in the principal amount of $200,000 (the “$200k Loan”, and together with the $350k Loan and the $189k Loan, collectively, the “Loans”).

B.           The current aggregate principal balance, together with accrued but unpaid interest and other accrued and unpaid charges for the Loans (with interest computed at the contract or pre-default rate, with the Bank reserving the right to seek interest post-maturity at the default rate), is $355,000.00 as of the date hereof.

C.           The Loans are all evidenced by notes, dated the dates of the respective Loans, payable by the Borrower to the order of the Bank (as amended, the “Notes”). The Notes are all secured by commercial security agreements (the “Security Agreements”, and together with the Notes and all other agreements executed and delivered in connection therewith, collectively referred to herein as the “Loan Documents”).

D.           The exclusive collateral subject to the Security Agreements is that certain PLASCO TR-180 Plastic Extrusion and Recycling System Model No. TR-180 (the “Equipment”) as generally described or referred to in those certain financing statements on file with the Secretary of State of Texas (the “Financing Statements”) as follows:

1.           Filing No. 06-0019143650, filed June 6, 2006, as continued by Filing No. 11-00008506 filed January 10, 2011;

2.           Filing No. 06-0041694262, filed December 22, 2006.

E.           The Loans are guaranteed by Steven Scheinthal, Alan Mosier, and Michael Largent, who are referred to collectively as the “Guarantors.”

G.           The Loans are in default and the Bank has elected to conduct a private disposition of the Equipment under the terms of Article 9 of the Texas Uniform Commercial Code (Chapter 9, Texas Business and Commerce Code [“Article 9”]), which private disposition may be referred to as the “Sale.”

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, good and valuable consideration, the receipt of which is hereby acknowledged, and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

Section 1. Sale.  Subject to the terms and conditions contained herein, the Bank agrees to give notice of and conduct the Sale of the Equipment pursuant to the terms of Article 9. The Sale will be conducted on or after 10:00 a.m. October  ____, 2011 (the “Closing Date”), at the offices of the Bank’s outside counsel, Langley & Banack, Inc., 745 E. Mulberry, 9th Floor, San Antonio, Texas 78212. At the Sale, the Buyer agrees to buy, subject to the terms and conditions contained herein, the Equipment for a net price to the Bank of $250,000.00 (“Sales Price”). The Sales Price shall be paid in good and readily available funds wired at the direction of the Bank on  the Closing Date prior to delivery of the Bill of Sale (below defined).

Section 2. Possession. The Borrower covenants to take all actions to allow the Buyer to take possession of the Equipment on the Closing Date.  The Bank also consents to Buyer taking possession of the Equipment prior to the Closing Date, but subject to the terms of this Agreement, at which point the Equipment shall be moved to 5330 Fleming Court,, Austin, Travis County, Texas and will remain there until the delivery to Buyer of the Bill of Sale (subject to the right of Bank to take possession of the Equipment if this transaction does not close)

Section 3. Notices. The Bank agrees to give notice to the Borrower, each Guarantor, and each creditor noted on a current UCC Search Report that has a junior lien on the Equipment which is attached hereto as Exhibit A. The Bank will give at least ten days prior written notice by certified mail, return receipt requested, of the earliest date of the Sale, and will send such notices within two business days after execution of this Agreement.

Section 4. Commercially Reasonable. Borrower located the Buyer and negotiated the Sales Price of $250,000.00, which all parties hereto agree s is commercially reasonable, fair value and adequate consideration for the Equipment. The Buyer, Bank and Borrower all stipulate, agree, represent and admit for all purposes whatsoever, that all aspects of this Sale are commercially reasonable as that term is used in Article 9, and that the Sale fully complies with all obligations of the Bank under Article 9. To the extent that provisions of Article 9 may be varied by agreement, then such provisions shall be deemed varied to the extent necessary (if any) to conform with this Agreement.

Section 5. Bill of Sale. On the Closing Date, the Borrower shall execute and deliver to the Bank, and the Bank will countersign, a bill of sale transferring all of the Borrower’s (and Bank’s) right, title and interest in the Equipment to the Buyer (“Bill of Sale”). The Borrower will warrant title, possession and quiet enjoyment of the Equipment; otherwise the Equipment is sold  AS IS and with no warranty of merchantability, fitness for a particular purpose or otherwise. The Borrower and the Buyer recognize and stipulate that, except as expressly set forth herein, the Bank is making no, and disclaims any, warranty whether of possession, quiet enjoyment, merchantability, fitness for a particular purpose, title or otherwise. All warranties are made solely by the Borrower. The Bank will deliver to the Buyer the Bill of Sale and a UCC-3 termination statement of the Financing Statements, and a transfer statement under Section 9.619, of Article 9 (both the Bill of Sale and the transfer statement will include a disclaimer of warranties by the Bank,  but will be counter-signed by the Borrower),  in exchange for payment of the Sales Price to the Bank as provided above.

   Section 6. Bank Representations and Warranties. The Bank represents and warrants:

(a) The Bank is a duly organized and validly existing banking corporation in good standing under the laws of the State of Alabama and qualified to do business under the laws of the State of Texas.

(b) The Bank has not sold or participated in the Loans or with respect to the Equipment.

(c) The Bank owns the Loans free and clear of all liens, security interests and other encumbrances.

(d) The Bank has full power and authority to exercise its rights and remedies as a secured party under the Security Agreements and under this Agreement,  and to consummate the transaction on its part herein contemplated.

(e) Upon the delivery of the Bill  of Sale, the Bank shall have no further interest in the Equipment.

      Section 7. Further Assurances.  In order to protect and secure Buyer's rights hereunder, the Bank, upon the request of and at the expense of the Buyer or its assigns, shall execute any other reasonable document reasonably necessary to carry out the intent of this Agreement on the part of the Bank.

               Section 8. Expenses.  In the event of any action to enforce the provisions of this Agreement against a party hereto, the prevailing party shall be entitled to recover all costs and expenses incurred in connection therewith including, without limitation, attorneys' fees and expenses.

                       Section 9. Survival of Terms.  The warranties, representations and indemnities of the parties contained in this Agreement shall survive the closing of the transaction described herein.

                       Section 10. Notices. Except as otherwise expressly provided herein, all notices, requests and demands and other communications provided for herein shall be in writing and mailed or delivered to the applicable parties at their respective addresses set forth on the execution pages hereto or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying with the terms of this Section 10.  All such notices, requests, demands and other communications shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out on the execution page hereto of such party, (c) the day following the day on which the same is delivered prepaid to a reputable national overnight air courier service, or (d) the third business day following the day on which the same is placed in the United States mails, certified or registered, postage prepaid, addressed to such party at the address set out on the execution page hereto of such party; provided, however, any statutorily required notice of the Sale given by the Bank, is effective upon mailing.

       Section 11. Complete Agreement.  This Agreement represents the full and complete agreement and understanding of the parties with respect to the Sale contemplated herein and any oral and/or prior agreements and negotiations related thereto are contained in or merged into this Agreement.  No representation, promise, inducement or statement of intent has been made by any party which is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not expressly set forth herein.  No party hereto has relied on any statement, or omission of any statement or other information, in making or forming its decision to enter into this Agreement

       Section 12. Binding Effect.  All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       Section 13. Interpretation.  This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Texas.

       Section 14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by original or facsimile signature.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

BUYER:	HDI PLASTICS, INC.

HDI Plastics, Inc.
__________________
____________, Texas ________
Attention: Kenneth Brimmer	By _______________________________________
Kenneth Brimmer, Its President

BANK:	COMPASS BANK

Compass Bank                                                                     BY:____________________________
Mail Code TX HO WE SAG                                               Name:__________________________
24 Greenway Plaza, Suite 1601                                           Title:___________________________
Houston, TX 77046

Attention: Mary Ellen Hensley
Vice President,

BORROWER:	Cycled Plastics, Ltd., a Texas limited partnership

Cycled Plastics, Ltd.
4500 Cat Mountain Drive
Austin, Texas 78731	By: ___________________________________
Attention: Adam Mosier, President                                                  Adam Mosier, President

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ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned Guarantors referenced in the foregoing Agreement consent to the Sale of the Equipment to HDI Plastics, Inc. in accordance with the terms of the Agreement. The undersigned agree such Sale is in all aspects commercially reasonable, and that their guarantees of t the Loans remain in full force and effect. Terms with initial capitalization have the meaning provided by the Agreement. If less than all Guarantors sign, this Acknowledgement and Agreement of Guarantors binds those Guarantors signing below.

__________________________________________
Steven Scheinthal

__________________________________________
Alan Mosier

__________________________________________
Michael Largent

EXHIBIT A – UCC SEARCH